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                                 COLUMBIA FUNDS
                              NSAR RESPONSE DETAIL
         AFFILIATED BROKER TAX EXEMPT MONEY MARKET SECURITY TRANSACTIONS
                             EXEMPTIVE RELIEF ORDER

Pursuant to CMA Tax-Exempt Fund, et al. (File No. 812-5990), Investment Company Act Release Nos. 15475 (Dec. 11, 1986) (Notice) and 152520 (Jan. 5, 1987)
(order), applied to certain Columbia Funds by Columbia Funds, et al., SEC No-Action Letter (Pub. Avail. Dec. 23, 2008). The following schedule enumerates the transactions with Merrill Lynch Pierce, Fenner & Smith Inc., for the six months ended August 31, 2009.

FUND                                    SECURITY DESCRIPTION                                          TRADE DATE    BUY/SELL
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
Columbia Municipal Reserve Fund         California St Dept Wtr Res Pwr Supply Rev - Weekly             6/1/2009        Buy

Columbia Tax Exempt Reserves Fund       Valdez Alaska Marine Term Rev - Daily                          6/9/2009        Buy

Columbia Tax Exempt Reserves Fund       Valdez Alaska Marine Term Rev - Daily                          6/10/2009       Buy

Columbia Tax Exempt Reserves Fund       East Baton Rouge Parish LA Pollution Ctl Rev - Daily           6/10/2009       Buy

Columbia Tax Exempt Reserves Fund       Valdez Alaska Marine Term Rev - Daily                          6/11/2009       Sell

Columbia Tax Exempt Reserves Fund       New York NYC Mun Wtr Fin Auth Rev - Weekly                     6/25/2009       Buy


FUND                                   SECURITY TYPE(1)    FACE VALUE       YIELD
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
Columbia Municipal Reserve Fund              VRDN          88,950,000       0.130

Columbia Tax Exempt Reserves Fund            VRDN          75,385,000       0.100

Columbia Tax Exempt Reserves Fund            VRDN          44,620,000       0.100

Columbia Tax Exempt Reserves Fund            VRDN          70,650,000       0.100

Columbia Tax Exempt Reserves Fund            VRDN          54,620,000       0.100

Columbia Tax Exempt Reserves Fund            VRDN          25,000,000       0.150




(1) Variable Rate Demand Notes (VRDN)